UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 7, 2007
(Date of Report)

RecycleNet Corporation
(Exact name of registrant as specified in its charter)

Utah	87-0301924
(State of incorporation)	(IRS employer identification number)

175 East 400 South, Suite 900, Salt Lake City, Utah 84111
(Address of principal office)
801.531.0404
(Registrant's telephone number)

Item 8.01. Other Events.

On June 6, 2007, the Board of Directors of RecycleNet Corporation adopted a resolution declaring a pro-rata spin-off of all shares of Oldwebsites.com, Inc. owned by RecycleNet.
The shareholders of RecycleNet will receive 1 share of Oldwebsites.com, Inc. for every 10 shares of RecycleNet.  The Oldwebsites.com, Inc. shares will be issued to all shareholders of record as at the close of business on September 7, 2007.  Oldwebsites.com, Inc. was formed by RecycleNet to undertake a different line of business from the business regularly engaged in by RecycleNet.  The Board of Directors of RecycleNet decided to distribute the Oldwebsites.com, Inc. shares to the RecycleNet shareholders to benefit its shareholders and to separate the different lines of business. Oldwebsites.com, Inc. is engaged in the business of operating an exchange for buying and selling old web sites and domain names.  Oldwebsites.com, Inc. is a reporting company under the Securities and Exchange Act of 1934 and its reports are available on the Securities and Exchange Commission's web site at www.sec.gov.

Exhibit 20 - Consent Resolution dated June 6, 2007

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RecycleNet Corporation

Date: June 7, 2007	/s/ Paul Roszel
Paul Roszel, President